Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
98 Ottawa Ave NW
Grand Rapids, MI 49503
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2026 THIRD QUARTER EARNINGS OF $0.80 PER DILUTED SHARE

GRAND RAPIDS, Mich., October 27, 2026 - Independent Bank Corporation (NASDAQ: IBCP) reported third quarter 2026 net income of $17.9 million, or $0.80 per diluted share, versus net income of $17.5 million, or $0.84 per diluted share, in the prior-year period.
Highlights for the third quarter of 2026 include:
•Net growth in loans of $116.6 million or 10.5% annualized from June 30, 2026, exclusive of $366.7 million of Highpoint Community Bank loans, acquired on July 1, 2026. Total loan growth of $483.3 million, or 10.95% (not annualized), during the third quarter;
•Net growth in total deposits of $115.8 million or 9.4% annualized from June 30, 2026, excluding $543.5 million Highpoint Community Bank deposits, acquired on July 1, 2026. Total deposit growth of $659.3 million, or 13.56% (not annualized), during the third quarter;
•Net interest margin increased to 3.79% for the third quarter of 2026, a 12 basis point increase from the prior quarter, and a 28 basis point increase from the third quarter of 2025. On a fully tax-equivalent basis(1), net interest margin was 3.82%, an 11 basis point increase from the prior quarter. Excluding Highpoint Community Bank acquisition-related purchase accounting accretion(1), net interest margin was 3.76%, a 5 basis point increase from the prior quarter;
•Net interest income increased $7.4 million from the prior quarter ended June 30, 2026;
•A return on average assets and a return on average equity of 1.14% and 12.17%, respectively, for the quarter ended September 30, 2026;
•Income before income tax of $21.5 million for the quarter ended September 30, 2026, compared to $22.7 million in the prior quarter and $21.2 million for the quarter ended September 30, 2025. Pre-tax, pre-provision net revenue(1) increased to $26.3 million for the quarter ended September 30, 2026, from $25.4 million during the prior quarter and $23.2 million for the quarter ended September 30, 2025;
•The payment of a $0.28 per share quarterly dividend on common stock on August 14, 2026; and
•Completed the acquisition of HCB Financial Corp. on July 1, 2026.

(1) Non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “Our third quarter results reflect strong organic growth, continued margin expansion, and the first full quarter of contributions from Highpoint Community Bank (“Highpoint”). Net income was $17.9 million, or $0.80 per diluted share. Excluding after tax merger-related expenses of $2.8 million, adjusted net income(1) was $20.6 million or $0.92 per diluted share. Net interest income increased 15.4% from the second quarter to $55.3 million, and net interest margin expanded 12 basis points to 3.79% (11 basis points to 3.82% on a tax-equivalent basis(1)).”

“We delivered outstanding annualized linked-quarter commercial loan growth of 20.9% and total deposit growth of 9.4%, each excluding Highpoint, underscoring the strength of our relationship banking strategy and momentum in our core franchise. Credit loss provisioning increased due to new loans added to the portfolio, including acquired Highpoint loans unfunded lending commitments and an increase in the specific reserve for one commercial relationship, while net loan charge-offs remained low at $0.2 million.”

“As we prepare for Highpoint’s system conversion in November, our teams remain focused on a seamless customer transition and on realizing the long-term benefits of the combined banks. We thank our colleagues for their continued commitment to our customers and their efforts to bring our two organizations together.”

(1) Non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below.

Significant items impacting comparable third quarter 2026 and 2025 results include the following (per share after-tax amounts are calculated using an assumed 21% tax rate):
•The provision for credit losses was an expense of $4.8 million ($0.17 per diluted share, after taxes) for the three-month period ended September 30, 2026, as compared to an expense of $2.0 million ($0.08 per diluted share, after taxes) for the three-month period ended September 30, 2025.

•Merger-related expenses were $3.5 million ($0.12 per diluted share, after taxes) for the three-month period ended September 30, 2026, as compared to zero for the three-month period ended September 30, 2025.

•Increases (decreases) in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of $3.4 million ($0.12 per diluted share, after taxes) for the three-month period ended September 30, 2026, as compared to $(0.6) million ($(0.02) per diluted share, after taxes) for the three-month period ended September 30, 2025.

Operating Results
The Company’s net interest income totaled $55.3 million during the third quarter of 2026, an increase of $9.9 million, or 21.8% from the year-ago period, and an increase of $7.4 million, or 15.4%, from the second quarter of 2026. The Company’s net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.79% during the third quarter of 2026, compared to 3.51% in the year-ago period and 3.67% in the second quarter of 2026. The Company’s tax equivalent net interest margin (Non-GAAP) was 3.82% during the third quarter of 2026, compared to 3.54% in the year-ago period, and 3.71% in the second quarter of 2026. The linked quarter increase in the net interest margin was supported by a 13 basis point increase on earning asset yield.

The year-over-year quarter and linked quarter increases in net interest income were due to an increase in average interest-earning assets, higher net interest margin, and a six basis point benefit from the accretion of purchase accounting adjustments. Average interest-earning assets were $5.82 billion in the third quarter of 2026, compared to $5.16 billion in the year-ago quarter and $5.22 billion in the second quarter of 2026.
Non-interest income totaled $15.8 million for the third quarter of 2026, compared to $15.3 million in the second quarter of 2026 and $11.9 million in the comparable prior year period. This change was primarily due to variances in mortgage loan servicing related revenues.
Net gains on mortgage loans were $1.0 million in the third quarter of 2026, $1.7 million in the second quarter of 2026 and $1.5 million in the third quarter of 2025. The decreases in net gains on mortgage loans in the current quarter were due to unfavorable fair value adjustments on loans originated for sale.
Mortgage loan servicing, net, generated income of $4.1 million, $2.5 million and $0.1 million in the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in interest rates and the associated expected future prepayment levels and expected float rates. Capitalized mortgage loan servicing rights totaled $37.8 million and $31.5 million at September 30, 2026 and September 30, 2025, respectively.
Non-interest expenses totaled $44.8 million in the third quarter of 2026, compared to $37.8 million in the prior quarter and $34.1 million in the year-ago period. The increase in non-interest expense is primarily due to increases related to the merger with Highpoint Community Bank in compensation and employee benefits, merger-related expenses, data processing and amortization of other intangibles.
The Company recorded income tax expense of $3.6 million in the third quarter of 2026. This compares to an income tax expense of $3.9 million in the second quarter of 2026 and $3.7 million in the third quarter of 2025.
Asset Quality
The provision for credit losses was an expense of $4.81 million, $2.72 million and $1.99 million in the third quarter of 2026, second quarter of 2026 and third quarter of 2025, respectively. The increase in the current period provision is primarily attributable to an increase in specific reserves associated with one commercial lending relationship, as well as loan growth and an increase in unfunded commitments. The Company recorded loan net charge offs of $0.21 million, $0.37 million and $0.73 million in the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. At September 30, 2026, the allowance for credit losses for loans totaled $73.7 million, or 1.51% of total portfolio loans compared to $62.5 million, or 1.49% of total portfolio loans at September 30, 2025.
Non-performing loans totaled $39.2 million, or 0.80% of total portfolio loans, at September 30, 2026, compared to $32.8 million, or 0.74%, at June 30, 2026 and $20.4 million, or 0.48%, at September 30, 2025. The increase was primarily in commercial loans, where non-performing loans rose to $37.6 million from $13.8 million in the year ago period, primarily driven by four commercial loan relationships being placed on non-accrual status. Government-guaranteed loans of $11.1 million are excluded from these totals. The allowance for credit losses represented 188.26% of non-performing loans at September 30, 2026, compared to 306.85% at September 30, 2025.
Balance Sheet, Capital and Liquidity
Total assets were $6.26 billion at September 30, 2026, an increase of $599.8 million from June 30, 2026. Loans, excluding loans held for sale, were $4.90 billion at September 30, 2026, compared to $4.41 billion at June 30, 2026.  Deposits totaled $5.52 billion at September 30, 2026, an increase of $659.3 million from June 30, 2026. In addition to the deposits acquired from the acquisition of Highpoint Community Bank, this increase is related to an inflow of deposits from business and municipal customers.
Cash and cash equivalents totaled $181.8 million at September 30, 2026, versus $165.5 million at June 30, 2026. Securities available for sale (“AFS”) totaled $519.6 million at September 30, 2026, versus $494.0 million at June 30, 2026.

Total shareholders’ equity was $577.3 million at September 30, 2026, or 9.22% of total assets compared to $528.4 million or 9.33% at June 30, 2026. The increase in shareholders’ equity is primarily the result of shares issued in connection with the acquisition of HCB Financial Corp. and earnings retention that was partially offset by dividend payments and an increase in the accumulated other comprehensive loss. Tangible common equity (non-GAAP) totaled $510.0 million at September 30, 2026, or $23.10 per share compared to $499.3 million or $24.24 per share at June 30, 2026. The decrease in tangible common equity per share primarily reflects $39.1 million of goodwill and other intangible assets recorded in the HCB Financial Corp. acquisition.

The Company’s wholly owned subsidiaries, Independent Bank and Highpoint Community Bank, exceeded the “well capitalized” thresholds for regulatory purposes at September 30, 2026, based on preliminary ratios.
At September 30, 2026, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $858.9 million and $1.13 billion, respectively. We also had approximately $463.8 million in fair value of unpledged securities AFS and HTM at September 30, 2026 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $437.9 million.
Share Repurchase Plan
On December 16, 2025, the Board of Directors of the Company authorized the 2026 share repurchase plan. Under the terms of the 2026 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2026. During the nine-month period ended September 30, 2026, the Company repurchased 119,425 shares of common stock, for an aggregate purchase price of $4.2 million.

Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Tuesday, October 27, 2026.

To access via phone, participants will need to register using the following link where they will be provided a phone number and access code: https://register-conf.media-server.com/register/BI8251941b98524fec94bd98aeea90727e.

In order to view the webcast and presentation slides, please go to https://edge.media-server.com/mmc/p/oko972r9 during the time of the call. A replay of the webcast will be available until October 27, 2027.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Grand Rapids, Michigan-based bank holding company and the parent company of Independent Bank and, as of July 1, 2026, Highpoint Community Bank. Independent Bank Corporation has total assets of approximately $6.3 billion and operates from 66 locations across Michigan’s Lower Peninsula. Founded in 1864 as First National Bank of Ionia, Independent Bank provides a full range of financial services, including commercial banking, consumer banking, mortgage lending, and investment services. Independent Bank expects to complete the full system integration of Highpoint Community Bank’s operations on November 9, 2026. Until conversion, customers of Highpoint Community Bank should continue using their existing Highpoint Community Bank branches, checks, bank cards, online and mobile banking, and other banking services as usual.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and are often identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “may,” “will,” “should,” “could,” “would,” “outlook,” and similar expressions. These statements include, without limitation, statements regarding our anticipated future financial performance and components of that performance, acquisition integration activities, expected benefits of the completed acquisition, and future plans, prospects and performance.

Forward-looking statements involve inherent risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include deterioration in general business and economic conditions or turbulence in domestic or global financial markets; changes in interest rates; changes in unemployment rates; deterioration in the credit quality of our loan portfolio or in the value of collateral securing loans; deterioration in the value of our investment securities; changes in funding availability or costs; legal and regulatory developments; the timing, cost and outcome of pending or threatened litigation and regulatory matters; changes in customer behavior and preferences; cybersecurity incidents or other data-security breaches; risks relating to the integration of Highpoint Community Bank, including customer and employee retention, systems conversion, unexpected costs, disruption to business relationships, and the risk that anticipated benefits may not be realized when expected or at all; and management’s ability to effectively manage the risks facing our business. Additional risk factors are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of future results. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$68,275	$64,089	$48,475	$52,235	$56,378
Interest bearing deposits	113,540	101,361	126,440	86,152	152,308
Cash and Cash Equivalents	181,815	165,450	174,915	138,387	208,686
Interest bearing deposits - time	746	—	—	—	—
Equity securities at fair value	—	1,088	—	—	—
Securities available for sale at fair value	519,616	493,952	482,295	495,909	502,583
Securities held to maturity at cost	292,884	287,574	301,007	309,523	321,450
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	20,452	18,940	18,102	18,102	18,102
Loans held for sale, carried at fair value	12,836	16,824	19,714	9,031	11,654
Loans
Commercial	2,763,222	2,359,988	2,267,369	2,213,557	2,125,053
Mortgage	1,612,243	1,533,268	1,520,358	1,524,821	1,517,656
Installment	521,684	520,608	520,372	537,907	555,574
Total Loans	4,897,149	4,413,864	4,308,099	4,276,285	4,198,283
Allowance for credit losses	(73,724)	(65,673)	(63,719)	(63,445)	(62,459)
Net Loans	4,823,425	4,348,191	4,244,380	4,212,840	4,135,824
Other real estate and repossessed assets, net	759	710	767	896	589
Property and equipment, net	57,235	44,549	42,319	38,972	38,805
Bank-owned life insurance	63,424	53,567	54,072	53,750	53,875
Capitalized mortgage loan servicing rights, carried at fair value	37,839	33,949	32,233	31,493	31,522
Other intangibles, net	17,045	771	886	1,001	1,123
Goodwill	50,219	28,300	28,300	28,300	28,300
Accrued income and other assets	185,337	169,976	158,519	167,516	140,600
Total Assets	$6,263,632	$5,663,841	$5,557,509	$5,505,720	$5,493,113

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,126,676	$1,030,460	$991,140	$991,984	$1,003,521
Savings and interest-bearing checking	2,591,601	2,143,895	2,146,403	2,113,260	2,040,462
Reciprocal	1,052,489	1,025,016	1,028,874	974,921	981,115
Time	750,112	662,248	657,043	662,858	660,815
Brokered time	514	514	57,220	18,659	173,242
Total Deposits	5,521,392	4,862,133	4,880,680	4,761,682	4,859,155
Other borrowings	4,009	127,005	27,010	77,003	2,006
Subordinated debentures, net	39,915	39,898	39,881	39,864	39,847
Accrued expenses and other liabilities	121,020	106,392	99,385	124,220	101,363
Total Liabilities	5,686,336	5,135,428	5,046,956	5,002,769	5,002,371

Shareholders’ Equity
Preferred stock	—	—	—	—	—
Common stock	361,741	307,820	307,679	307,845	311,770
Retained earnings	288,569	276,934	263,898	252,794	239,602
Accumulated other comprehensive loss	(73,014)	(56,341)	(61,024)	(57,688)	(60,630)
Total Shareholders’ Equity	577,296	528,413	510,553	502,951	490,742
Total Liabilities and Shareholders’ Equity	$6,263,632	$5,663,841	$5,557,509	$5,505,720	$5,493,113

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$68,998	$60,643	$59,249	$60,205	$61,325
Interest on securities
Taxable	3,902	3,300	3,354	3,513	3,660
Tax-exempt	2,755	2,525	2,522	2,633	2,767
Other investments	1,660	826	1,044	1,074	1,538
Total Interest Income	77,315	67,294	66,169	67,425	69,290
Interest Expense
Deposits	21,289	18,322	18,397	20,109	21,972
Other borrowings and subordinated debt and debentures	769	1,070	917	962	1,957
Total Interest Expense	22,058	19,392	19,314	21,071	23,929
Net Interest Income	55,257	47,902	46,855	46,354	45,361
Provision for credit losses	4,807	2,717	362	1,923	1,991
Net Interest Income After Provision for Credit Losses	50,450	45,185	46,493	44,431	43,370
Non-interest Income
Interchange income	4,638	3,576	3,234	3,186	4,157
Service charges on deposit accounts	3,353	3,100	2,935	3,096	3,131
Net gains (losses) on assets
Mortgage loans	1,011	1,651	1,308	1,372	1,474
Equity securities at fair value	65	1,600	—	—	—
Securities available for sale	(17)	(90)	(26)	(15)	(36)
Mortgage loan servicing, net	4,074	2,460	1,646	899	74
Other	2,684	3,037	2,951	3,420	3,137
Total Non-interest Income	15,808	15,334	12,048	11,958	11,937
Non-interest Expense
Compensation and employee benefits	24,487	22,560	21,829	22,563	21,125
Data processing	4,761	4,152	3,952	3,428	3,784
Occupancy, net	2,419	2,073	2,413	2,171	2,127
Merger related expense	3,457	369	300	—	—
Interchange expense	1,446	1,224	1,191	1,165	1,180
Advertising	738	1,180	1,210	991	526
Furniture, fixtures and equipment	1,124	927	894	897	892
Loan and collection	1,023	1,038	752	589	618
FDIC deposit insurance	819	738	799	861	615
Legal and professional	774	613	591	787	682
Litigation expense	—	350	1,500	—	—
Communications	537	464	593	471	465
Amortization of other intangibles	917	115	115	122	121
Other	2,257	2,006	2,172	2,033	1,996
Total Non-interest Expense	44,759	37,809	38,311	36,078	34,131
Income Before Income Tax	21,499	22,710	20,230	20,311	21,176
Income tax expense	3,649	3,905	3,355	1,739	3,674
Net Income	$17,850	$18,805	$16,875	$18,572	$17,502
Net Income Per Common Share
Basic	$0.81	$0.91	$0.82	$0.90	$0.85
Diluted	$0.80	$0.90	$0.81	$0.89	$0.84

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations (continued)

	Nine Months Ended
	September 30, 2026	September 30, 2025
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$188,890	$178,628
Interest on securities
Taxable	10,556	11,492
Tax-exempt	7,802	8,310
Other investments	3,530	3,882
Total Interest Income	210,778	202,312
Interest Expense
Deposits	58,008	63,389
Other borrowings and subordinated debt and debentures	2,756	5,262
Total Interest Expense	60,764	68,651
Net Interest Income	150,014	133,661
Provision for credit losses	7,886	4,212
Net Interest Income After Provision for Credit Losses	142,128	129,449
Non-interest Income
Interchange income	11,448	10,674
Service charges on deposit accounts	9,388	8,926
Net gains (losses) on assets
Mortgage loans	3,970	5,408
Equity securities at fair value	1,665	—
Securities available for sale	(133)	(355)
Mortgage loan servicing, net	8,180	(72)
Other	8,672	9,105
Total Non-interest Income	43,190	33,686
Non-interest Expense
Compensation and employee benefits	68,876	62,631
Data processing	12,865	11,360
Occupancy, net	6,905	6,396
Merger related expense	4,126	—
Interchange expense	3,861	3,476
Advertising	3,128	2,220
Furniture, fixtures and equipment	2,945	2,570
Loan and collection	2,813	2,148
FDIC deposit insurance	2,356	1,963
Legal and professional	1,978	1,661
Litigation expense	1,850	—
Communications	1,594	1,526
Amortization of other intangibles	1,147	365
Other	6,435	5,839
Total Non-interest Expense	120,879	102,155
Income Before Income Tax	64,439	60,980
Income tax expense	10,909	11,011
Net Income	$53,530	$49,969
Net Income Per Common Share
Basic	$2.54	$2.40
Diluted	$2.51	$2.38

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Basic net income per common share	$0.81	$0.91	$0.82	$0.90	$0.85
Diluted net income per common share	0.80	0.90	0.81	0.89	0.84
Cash dividend per share	0.28	0.28	0.28	0.26	0.26

Average shares outstanding	22,136,532	20,603,937	20,574,506	20,639,758	20,702,235
Average diluted shares outstanding	22,347,223	20,807,061	20,780,188	20,848,634	20,904,857

Performance Ratios
Return on average assets	1.14%	1.37%	1.24%	1.35%	1.27%
Return on average equity	12.17	14.52	13.43	14.75	14.57
Return on average tangible equity (2)	14.48	15.38	14.25	15.67	15.54
Efficiency ratio (1)	61.25	60.64	64.33	61.18	58.86

As a Percent of Average Interest-Earning Assets (1) (2)
Interest income	5.33%	5.20%	5.15%	5.24%	5.38%
Interest expense	1.51	1.49	1.50	1.62	1.84
Net interest margin	3.82	3.71	3.65	3.62	3.54

Average Balances
Loans	$4,839,412	$4,368,577	$4,315,371	$4,249,389	$4,201,557
Securities	812,965	777,422	796,251	815,269	826,362
Total earning assets	5,818,800	5,219,641	5,209,360	5,162,381	5,159,681
Total assets	6,209,611	5,521,748	5,522,244	5,449,518	5,451,922
Deposits	5,465,721	4,812,586	4,832,089	4,774,179	4,786,408
Interest bearing liabilities	4,382,511	3,896,448	3,892,702	3,846,367	3,862,024
Shareholders' equity	581,997	519,439	509,523	499,445	476,422

End of Period
Capital
Tangible common equity ratio (2)	8.23%	8.86%	8.71%	8.65%	8.44%
Tangible common equity ratio excluding accumulated other comprehensive loss (2)	9.22	9.67	9.61	9.51	9.35
Average equity to average assets	9.37	9.41	9.23	9.16	8.74
Total capital to risk-weighted assets (3)	13.17	13.77	13.79	13.59	13.66
Tier 1 capital to risk-weighted assets (3)	11.92	12.52	12.54	12.33	12.41
Common equity tier 1 capital to risk-weighted assets (3)	11.17	11.70	11.70	11.49	11.54
Tier 1 capital to average assets (3)	9.98	10.58	10.34	10.27	10.07
Common shareholders' equity per share of common stock	$26.14	$25.65	$24.80	$24.48	$23.72
Tangible common equity per share of common stock (2)	23.10	24.24	23.38	23.05	22.29
Total shares outstanding	22,081,450	20,602,535	20,585,805	20,548,893	20,691,604

(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)Refer to Reconciliation of Non-GAAP Financial Measures.
(3)September 30, 2026 ratios are preliminary.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

Mortgage Loan Servicing, Net Activity

	Three months ended					Nine months ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Mortgage loan servicing, net:	(In thousands)
Revenue, net	$1,646	$1,625	$1,636	$1,656	$1,614	$4,907	$5,145
Fair value change due to price	3,445	1,838	933	160	(576)	6,216	(2,328)
Fair value change due to pay-downs	(1,017)	(1,003)	(923)	(917)	(903)	(2,943)	(2,656)
Loss on sale of originated servicing rights	—	—	—	—	(61)	—	(233)
Total	$4,074	$2,460	$1,646	$899	$74	$8,180	$(72)

Non-performing Loans by Loan Type (1):

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Loan Type	(Dollars in thousands)
Commercial	$37,619	$32,274	$27,077	$23,531	$13,825
Mortgage	12,084	10,432	9,953	8,683	7,873
Installment	574	981	745	860	900
Subtotal	50,277	43,687	37,775	33,074	22,598
Less - government guaranteed loans	11,116	10,890	10,202	9,947	2,243
Total non-performing loans	$39,161	$32,797	$27,573	$23,127	$20,355
Ratio of non-performing loans to total portfolio loans	0.80%	0.74%	0.64%	0.54%	0.48%
Ratio of non-performing assets to total assets	0.64%	0.59%	0.51%	0.44%	0.38%
Ratio of allowance for credit losses to total non-performing loans	188.26%	200.24%	231.09%	274.33%	306.85%
Ratio of allowance for credit losses to total portfolio loans	1.51%	1.49%	1.48%	1.48%	1.49%
(1) Non-performing loans include non-accrual loans and loans 90 days or more past due and still accruing interest. Non-performing assets include total non-performing loans and other real estate and repossessed assets, net.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

Independent Bank Regulatory Capital Ratios:

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	Well Capitalized Minimum

Tier 1 capital to average total assets	9.46%	9.67%	9.43%	9.36%	9.19%	5.00%
Common equity tier 1 capital to risk-weighted assets	11.17%	11.45%	11.43%	11.24%	11.33%	6.50%
Tier 1 capital to risk-weighted assets	11.17%	11.45%	11.43%	11.24%	11.33%	8.00%
Total capital to risk-weighted assets	12.43%	12.70%	12.68%	12.49%	12.58%	10.00%
Highpoint Community Bank Regulatory Capital Ratios:

	9/30/2026 (2)	6/30/2026 (1)	3/31/2026 (1)	12/31/2025 (1)	9/30/2025 (1)	Well Capitalized Minimum

Tier 1 capital to average total assets	7.23%	8.45%	8.25%	8.19%	7.64%	5.00%
Common equity tier 1 capital to risk-weighted assets	12.14%	14.68%	14.59%	15.19%	14.94%	6.50%
Tier 1 capital to risk-weighted assets	12.14%	14.68%	14.59%	15.19%	14.94%	8.00%
Total capital to risk-weighted assets	13.39%	15.93%	15.83%	16.42%	16.14%	10.00%
(1) Ratios for periods prior to July 1, 2026 represent Highpoint Community Bank’s historical standalone regulatory capital ratios as reported prior to the acquisition and are included for informational purposes.
(2) September 30, 2026 ratios are preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital. Tax-equivalent net interest income and net interest margin adjust for the tax-favored status of certain loans and securities, which improves comparability between taxable and tax-exempt assets. Net interest margin excluding acquisition-related accretion, and adjusted net income and adjusted diluted earnings per share excluding merger-related expenses, help investors compare core operating performance across periods without the effects of the HCB Financial Corp. acquisition. Pre-tax, pre-provision net revenue shows earnings capacity before tax and credit costs. These non-GAAP measures supplement, and are not a substitute for, measures calculated in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

Net Interest Income and Net Interest Margin (1):

	Three months ended
	9/30/2026		6/30/2026		3/31/2026		12/31/2025		9/30/2025
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
	(Dollars in thousands)
As reported (GAAP)	$55,257	3.79%	$47,902	3.67%	$46,855	3.61%	$46,354	3.58%	$45,361	3.51%
Add: taxable equivalent adjustment	564	0.03	440	0.04	445	0.04	446	0.04	443	0.03
Taxable equivalent (non-GAAP)	55,821	3.82	48,342	3.71	47,300	3.65	46,800	3.62	45,804	3.54
Less: Net accretion of HCB acquired loans	(852)	(0.06)	—	—	—	—	—	—	—	—
Less: Net accretion of HCB acquired securities	(80)	—	—	—	—	—	—	—	—	—
Excluding HCB acquisition-related purchase accounting accretion	$54,889	3.76%	$48,342	3.71%	$47,300	3.65%	$46,800	3.62%	$45,804	3.54%

	Nine months ended
	9/30/2026		9/30/2025
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
	(Dollars in thousands)
As reported (GAAP)	$150,014	3.70%	$133,661	3.50%
Add: taxable equivalent adjustment	1,449	0.03	1,339	0.04
Taxable equivalent (non-GAAP)	151,463	3.73	135,000	3.54
Less: Net accretion of HCB acquired loans	(852)	(0.02)	—	—
Less: Net accretion of HCB acquired securities	(80)	—	—	—
Excluding HCB acquisition-related purchase accounting accretion	$150,531	3.71%	$135,000	3.54%

(1) Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

Pre-Tax, Pre-Provision Net Revenue (PPNR):

	Three months ended					Nine months ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
		(In thousands)
Income before income tax	$21,499	$22,710	$20,230	$20,311	$21,176	$64,439	$60,980
Add back provision for credit losses	4,807	2,717	362	1,923	1,991	7,886	4,212
PPNR	$26,306	$25,427	$20,592	$22,234	$23,167	$72,325	$65,192

Net Income and Diluted Earnings per Share Excluding After-Tax Merger Related Expenses

	Three months ended
	9/30/2026		6/30/2026		3/31/2026		12/31/2025		9/30/2025
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(In thousands, except per share amounts)
As reported (GAAP)	$17,850	$0.80	$18,805	$0.90	$16,875	$0.81	$18,572	$0.89	$17,502	$0.84
Add: after-tax merger related expenses	2,799	0.12	368	0.02	299	0.02	—	—	—	—
Adjusted	$20,649	$0.92	$19,173	$0.92	$17,174	$0.83	$18,572	$0.89	$17,502	$0.84

	Nine months ended
	9/30/2026		9/30/2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
	(In thousands, except per share amounts)
As reported (GAAP)	$53,530	$2.51	$49,969	$2.38
Add: after-tax merger related expenses	3,466	0.16	—	—
Adjusted	$56,996	$2.67	$49,969	$2.38

Tangible Common Equity Ratio

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Dollars in thousands)
Common shareholders' equity	$577,296	$528,413	$510,553	$502,951	$490,742
Less:
Goodwill	50,219	28,300	28,300	28,300	28,300
Other intangibles, net	17,045	771	886	1,001	1,123
Tangible common equity	510,032	499,342	481,367	473,650	461,319
Addition:
Accumulated other comprehensive loss for regulatory purposes	67,216	50,544	55,226	51,891	54,833
Tangible common equity excluding accumulated other comprehensive loss adjustments	$577,248	$549,886	$536,593	$525,541	$516,152

Total assets	$6,263,632	$5,663,841	$5,557,509	$5,505,720	$5,493,113
Less:
Goodwill	50,219	28,300	28,300	28,300	28,300
Other intangibles, net	17,045	771	886	1,001	1,123
Tangible assets	6,196,368	5,634,770	5,528,323	5,476,419	5,463,690
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	67,216	50,544	55,226	51,891	54,833
Tangible assets excluding accumulated other comprehensive loss adjustments	$6,263,584	$5,685,314	$5,583,549	$5,528,310	$5,518,523

Common equity ratio	9.22%	9.33%	9.19%	9.14%	8.93%
Tangible common equity ratio	8.23%	8.86%	8.71%	8.65%	8.44%
Tangible common equity ratio excluding accumulated other comprehensive loss	9.22%	9.67%	9.61%	9.51%	9.35%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$577,296	$528,413	$510,553	$502,951	$490,742
Tangible common equity	$510,032	$499,342	$481,367	$473,650	$461,319
Shares of common stock outstanding (in thousands)	22,081	20,603	20,586	20,549	20,692

Common shareholders' equity per share of common stock	$26.14	$25.65	$24.80	$24.48	$23.72
Tangible common equity per share of common stock	$23.10	$24.24	$23.38	$23.05	$22.29
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.